Exhibit 35.2

SERVICER COMPLIANCE STATEMENT

In connection with the Annual Report on Form 10-K of Santander Drive Auto Receivables Trust 2023-6 for the period beginning April 1, 2025 and ending December 31, 2025, (the “Report”), the undersigned, a duly authorized officer of Santander Bank, N.A. (the “Servicer”), does hereby certify and represent that:

1.

A review of the activities and performance of the Servicer under the Sale and Servicing Agreement, dated as of November 21, 2023, among Santander Drive Auto Receivables LLC, the Servicer (as successor to Santander Consumer USA Inc.), Santander Drive Auto Receivables Trust 2023-6 and Wilmington Trust, National Association (the “Agreement”) during the period that is the subject of the Report has been made under my supervision.

2.

To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the period that is the subject of the Report.

By:	/s/ Craig Shmoldas
Name:	Craig Shmoldas
Title:	Senior Vice President
Date:	March 26, 2026

By:	/s/ Jonathan Watson
Name:	Jonathan Watson
Title:	Treasurer and Executive Vice President
Date:	March 26, 2026

By:	/s/ Corey Henry
Name:	Corey Henry
Title:	Senior Vice President
Date:	March 26, 2026